                                                                     EXHIBIT 8.1

                            SIGNIFICANT SUBSIDIARIES

The following is a list of all of G. Willi-food International Ltd.`s significant subsidiaries, including the name, country of incorporation and proportion of ownership interest.

                                                             PERCENTAGE OF
                                                COUNTRY OF     OWNERSHIP
NAME OF THE COMPANY                           INCORPORATION    INTEREST
-------------------------------------------   -------------  -------------

SUBSIDIARIES:

Gold Frost Ltd.                                  Israel         90.0%

WF Kosher Food Distributors Ltd.                   USA         100.0%

Shamir Salads (2006) Ltd..                       Israel         51.0%

Y.L.W Baron International Trading Ltd.           Israel         50.1%

Kirkeby International Foods A/S.                 Denmark        45.9%

W.F.D. (Import, Marketing and Trading) Ltd.      Israel       100.00%

* Not applicable.